FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              GEORGIA POWER COMPANY
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             (Exact name of registrant as specified in its charter)


                      GEORGIA                         58-0257110
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(State of incorporation or organization) (IRS Employer Identification No.)


241 Ralph McGill Boulevard NE, Atlanta, Georgia                30308
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 (Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                 Name of each exchange
             Title of each class                on which each class is
             to be so registered                 to be so registered
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Series A 6 7/8% Senior Public Income Notes       New York Stock Exchange
due December 31, 2047

Securities to be registered pursuant to Section 12(g) of the Act:


                                     -None-



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
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Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the $145,000,000 principal amount Series A 6 7/8% Senior Public Income Notes due December 31, 2047 (the "Series A Senior Notes") of Georgia Power Company (the "Company "). A description of the Series A Senior Notes is contained in the Registration Statement on Form S-3, as amended, of the Company, Georgia Power Capital Trust IV, Georgia Power Capital Trust V, and Georgia Power Capital Trust VI, Registration Nos. 333-43895, 333-43895-01, 333-43895-02, and 333-43895-03, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Series A Senior Notes also will be included in a prospectus supplement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

Exhibit Number

1 -- Registration Statement on Form S-3, as amended, filed by the Company, Georgia Power Capital Trust IV, Georgia Power Capital Trust V, and Georgia Power Capital Trust VI (Registration Nos. 333-43895, 333-43895-01,
     333-43895-02, 333-43895-03) (the "Registration Statement") (incorporated herein by reference).

4(a) --  Form of  Senior  Note  Indenture  between  the  Company  and The  Chase
     Manhattan  Bank, as Trustee  (designated in the  Registration  Statement as
     Exhibit 4.1 and incorporated herein by reference).


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                                      - 2 -


           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated      January 22, 1998           GEORGIA POWER COMPANY



                                       By  /s/  Wayne Boston
                                                Wayne Boston
                                              Assistant Secretary